UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FIRST DEFIANCE FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 24, 2012

and

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of First Defiance Financial Corp. (“First Defiance”) will be held at the Operations Center of its subsidiary First Federal Bank of the Midwest, located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 24, 2012 at 2:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect two (2) directors;
(2)	To consider and approve a non-binding advisory vote on First Defiance’s executive compensation;
(3)	To consider and vote on a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for First Defiance for the year 2012; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 2, 2012 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Small
Chairman, President and Chief Executive Officer

March 23, 2012

Defiance, Ohio

All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented. Your vote on these matters is important, regardless of the number of shares you own. In order to ensure that your shares are represented, I urge you to promptly execute and return the enclosed form of Proxy or submit your Proxy by telephone or Internet.

PROXY STATEMENT

First Defiance Financial Corp.

601 Clinton Street

Defiance, Ohio 43512

2012 ANNUAL MEETING OF SHAREHOLDERS

April 24, 2012

GENERAL

This Proxy Statement is being furnished to holders of common stock, $0.01 par value per share (“Common Stock”), of First Defiance Financial Corp. (“First Defiance” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of First Defiance to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Operations Center of First Federal Bank of the Midwest (“First Federal”) located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 24, 2012 at 2:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 26, 2012.

First Defiance’s policy is to send a single annual report and proxy statement to multiple shareholders of record that share the same address unless First Defiance receives instructions to the contrary. However, each shareholder of record receives a separate proxy card. This practice, known as “householding,” is designed to reduce printing and postage costs. If you wish to receive a separate copy of this year’s annual report or proxy statement, you may request it by writing to First Defiance at the above address. If you wish to discontinue householding entirely, you may contact Registrar and Transfer Company by telephone at 1-800-368-5948, by e-mail at info@rtco.com, or by written instructions sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Registrar and Transfer as noted above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2012

The Proxy Statement and 2011 Annual Report to shareholders, which includes the Form 10-K for the year ended December 31, 2011, are both available at www.cfpproxy.com/3874.

PROXIES

The proxy solicited hereby, if properly submitted to First Defiance and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given and the proxy does not represent a broker non-vote, each proxy received will be voted (1) FOR the nominees for director described herein, (2) FOR the approval of First Defiance’s executive compensation, (3) FOR the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for 2012, and (4) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice of revocation with the Secretary of First Defiance

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(John W. Boesling, Secretary, First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512); (ii) submitting a valid proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving notice of revocation to the Secretary. Attending the Annual Meeting will not, by itself, revoke a previously given proxy. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING RIGHTS

Only shareholders of record at the close of business on March 2, 2012 (“Voting Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 9,726,454 shares of Common Stock issued and outstanding. First Defiance had no other class of equity securities outstanding that are entitled to vote at the Annual Meeting.

The presence, either in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are counted in determining the presence of a quorum.

REQUIRED VOTE

Shareholders are entitled to cast one vote for each share owned. Directors will be elected by a plurality of the votes cast. First Defiance’s Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors. Abstentions will not affect the plurality vote required for the election of directors. The proposal to approve the Company’s executive compensation and ratify the appointment of Crowe Horwath require that the number of votes cast in favor of each proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect either of these proposals.

The proposal to approve First Defiance’s executive compensation is advisory, so it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The proposal to ratify the selection of auditors is not binding upon the Board of Directors. However, if the selection is not ratified by the shareholders, the Audit Committee may re-consider its selection of Crowe Horwath as the independent registered public accounting firm for the fiscal year ending December 31, 2012.

The proposal for the election of directors and the non-binding advisory vote on executive compensation are not “discretionary” items, so you must provide instructions to your brokerage firm in order to cast a vote on these proposals. The ratification of the selection of Crowe Horwath is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

PARTICIPATION IN CAPITAL PURCHASE PROGRAM
ENACTED AS PART OF TROUBLED ASSETS RELIEF PROGRAM

On December 5, 2008, the Company issued to the United States Department of the Treasury (the “U.S. Treasury”) $37.0 million of First Defiance non-voting preferred stock and a warrant to purchase 550,595 shares of Common Stock at an exercise price of $10.08 per share, subject to certain anti-dilution and other adjustments, in exchange for $37.0 million in cash. This issuance was made under the U.S. Treasury’s Capital Purchase Program (the “CPP”), which was enacted as part of the Troubled Asset Relief Program (“TARP”). The warrant has a ten-year term.

By participating in the CPP, the Company agreed to adopt the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury owns any First Defiance securities. These standards generally apply to our executive officers and are set forth

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in the American Recovery and Reinvestment Act of 2009 (“ARRA”) and an interim final rule promulgated by the U.S. Treasury under 31 CFR Part 30 on June 15, 2009 and amended on December 7, 2009 (collectively, the “Interim Final Rule”). The executive compensation and corporate governance standards under ARRA and the Interim Final Rule remain in effect during the period in which any obligation arising under the CPP is outstanding, excluding any period during which the U.S. Treasury holds only the warrant to purchase Common Stock (the “CPP Covered Period”).

PROPOSAL 1

Election of Directors

Composition of the Board

In 2011, the full Board consisted of 11 directors. The Board determined that each of John L. Bookmyer, Stephen L. Boomer, Peter A. Diehl, Jean A. Hubbard, Barbara A. Mitzel, Thomas A. Voigt, Douglas A. Burgei, Dwain I. Metzger, and Samuel S. Strausbaugh is “independent” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”).

The Board is divided into three classes, and each class serves a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.

The current composition of the Board is:

Directors whose terms expire at this Annual Meeting	Douglas A. Burgei
Samuel S. Strausbaugh
Dwain I. Metzger

Directors whose terms expire at 2013 Annual Meeting	John L. Bookmyer
Stephen L. Boomer
Peter A. Diehl
William J. Small

Directors whose terms expire at 2014 Annual Meeting	Jean A. Hubbard
Barbara A. Mitzel
James L. Rohrs
Thomas A. Voigt

Because Mr. Metzger has reached the age limitation for directors, as set forth in the Board’s Bylaws, he is no longer eligible for re-election to the Board. The Board intends to reduce the size of the Board to eliminate the vacancy created upon the expiration of Mr. Metzger’s term. The Board intends to take such action at the Board meeting immediately preceding the Annual Meeting. The election of two directors will take place at the Annual Meeting. Mr. Burgei and Mr. Strausbaugh are standing for re-election. If elected, each director nominee will serve on the Board until the annual meeting of shareholders in 2015, and until their successors are duly elected and qualified in accordance with the Company’s Code of Regulations. If either of the two nominees should become unable or unwilling to stand for election at the Annual Meeting, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of the named proxies. Management has no reason to believe that either of the nominees for election named below will be unable or unwilling to serve.

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Your Board Recommends That You
Vote FOR The Two Nominees Listed Below.

Nominees For Election as Directors With Terms Expiring at this Annual Meeting:

Douglas A. Burgei	Age: Director Since: Business Experience and Specific Qualifications:

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1995

Veterinarian at Napoleon Veterinary Clinic, Napoleon, OH since 1978; Co-Owner of PetVet / Pampered Pets Bed & Biscuit, Napoleon, OH since 2003 and Ft. Wayne, IN since 2006. Dr. Burgei possesses a diverse entrepreneurial background with his multiple successful business ventures. His perspective as a business owner brings great value to the Board of Directors.

Samuel S. Strausbaugh	Age: Director Since: Business Experience and Specific Qualifications:

48

2006

Chairman, Chief Executive Officer and Chief Financial Officer of JB & Company , Inc. since 2011. Former Co-President of Defiance Metal Products, Defiance, OH from September 2006 to November 2011. CFO of Defiance Metal Products from November 1998 to July 2008. Mr. Strausbaugh has important tactical and strategic skills that he has developed in management and executive positions with JB & Company and Defiance Metal. His experience with a growing company helps to inform the Board of Directors when considering future business opportunities.

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Continuing Directors With Terms Expiring at the 2013 Annual Meeting:

John L. Bookmyer	Age: Director Since: Business Experience and Specific Qualifications:

47

2005

President & CEO of Touch Consulting, LLC, Findlay, OH and CEO of Pain Management Group, Findlay, OH since January 2009; Former Chief Operating Officer & Chief Financial Officer of Blanchard Valley Health System, Findlay, OH from 2000 until December 2008. Mr. Bookmyer is a Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He is also very familiar with the needs of the region through his interactions with community hospitals and businesses.

Stephen L. Boomer	Age: Director Since: Business Experience and Specific Qualifications:

61

1994

CEO and President, Arps Dairy, Inc., Defiance, OH since 1997. Mr. Boomer is a respected corporate leader in Defiance thanks to his long and successful tenure leading Arps Dairy. This leadership ability and his community presence are valuable assets to the Board of Directors.

Peter A. Diehl	Age: Director Since: Business Experience and Specific Qualifications:

61

1997

Sales manager JK Ice Ventures, Angola, IN since 2008. Formerly President and CEO of

Diehl, Inc., Defiance OH from April 1996 to May 2006. Mr. Diehl has extensive experience as a director with First Defiance as well as Diehl, Inc. This experience aids the Board of Directors with decision making and other important duties and provides enhanced understanding of general management concerns among the Board of Directors.

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William J. Small	Age: Director Since: Business Experience and Specific Qualifications:

61

1998

Chairman, President and CEO of First Defiance and Chairman of First Federal since 1999. Mr. Small also served as Chief Executive Officer of First Federal from 1999 until December 2008. Mr. Small understands both the challenges and opportunities facing First Defiance as well as the details of current operations and finances. The Board of Directors benefits greatly from his extensive knowledge and familiarity with the Company.

Continuing Directors With Terms Expiring at the 2014 Annual Meeting:

Jean A. Hubbard	Age: Director Since: Business Experience and Specific Qualifications:

54

2008

Corporate Treasurer and Business Manager of The Hubbard Company, Defiance, OH since 2003; Senior Vice President and Human Resource Director, Rurban Financial Corp., 1990 to 2003. Ms. Hubbard offers financial and business expertise through her work as corporate treasurer. Ms. Hubbard also provides the Board of Directors with insight regarding employee and human resource issues from her time at Rurban Financial Corp.

Barbara A. Mitzel	Age: Director Since: Business Experience and Specific Qualifications:

59

2008

Area Manager of Consumers Energy, Adrian, MI since 2000; City Commissioner, Adrian, MI, from November 1999 until September 2008. Ms. Mitzel is able to provide insight and knowledge of the southeast Michigan market. Her experience with economic development and government and community relations in Michigan is very beneficial to the Board of Directors in understanding the concerns of potential customers.

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James L. Rohrs	Age: Director Since: Business Experience and Specific Qualifications:

64

2002

Executive Vice President of First Defi]ance and President of First Federal since August 1999. Mr. Rohrs was also appointed Chief Executive Officer of First Federal in December 2008, previously serving as Chief Operating Officer since August 1999. Mr. Rohrs has in-depth knowledge and experience with the operations of First Federal. His detailed insights help to inform the independent directors and allow them to make better decisions.

Thomas A. Voigt	Age: Director Since: Business Experience and Specific Qualifications:

69

1995

Vice President and General Manager of Bryan Publishing Company, Bryan, OH since 1980. Mr. Voigt offers the Board of Directors a detailed knowledge of the business climate of the community through his work publishing two daily newspapers in the area. He is able keep the Board of Directors well-informed about changing conditions in the region.

Board Leadership Structure

Since his appointment as President and CEO in 1999, William J. Small has also served as Chairman of the Board of Directors. The Board of Directors believes that Mr. Small is best situated to serve as Chairman of the Board based upon his significant leadership position with First Defiance and his in-depth familiarity with the Company’s business and industry. In addition, the Board of Directors believes that Mr. Small’s combined roles as Chairman and CEO position him to effectively identify First Defiance’s strategic priorities and lead Board discussions on the execution of Company strategy. While each of First Defiance’s independent directors brings unique experience, oversight and expertise from outside the Company and its industry, Mr. Small’s company-specific experience and expertise allow him to effectively direct Board discussions and focus Board decision-making on those items most important to the Company’s overall success. The Board of Directors believes that the combined role of Chairman and CEO helps promote First Defiance’s overall strategic development and facilitates the efficient flow of information between management and the Board.

While the Board of Directors believes that having a combined Chairman and CEO is essential to First Defiance’s overall strategic development, the Board is also aware that one of its responsibilities is to oversee Company management and make performance, risk and compensation related decisions regarding management. In order to appropriately balance the Board’s focus on strategic development

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with its management oversight responsibilities, the Board of Directors created the position of Lead Independent Director, with Stephen L. Boomer currently serving in that role. As Lead Independent Director, Mr. Boomer is a permanent member of the Board’s Executive Committee and presides over executive sessions of the Board, which are attended only by non-management directors. In addition, Mr. Boomer is an active liaison between management and First Defiance’s non-management directors, maintaining frequent contact both with Mr. Small to advise him on the progress of Board committee meetings, and with individual non-management directors concerning recent developments affecting the Company. Through the role of an active, engaged Lead Independent Director, Board of Directors believes that its leadership structure is appropriately balanced between promoting First Defiance’s strategic development with the Board’s management oversight function. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to First Defiance.

Board Committees

The Board of Directors has six standing committees: Audit Committee, Corporate Governance Committee, Compensation Committee, Strategic Planning Committee, Executive Committee and Succession Planning Committee. Members of the individual standing committees are named below:

Audit	Corporate Governance	Compensation	Strategic Planning	Executive	Succession Planning
J.L. Bookmyer*	T.A. Voigt*	S.S. Strausbaugh*	D.A. Burgei*	S.L. Boomer**	J.A. Hubbard*
S.L. Boomer**	S.L. Boomer**	S.L. Boomer**	P.A. Diehl	D.A. Burgei***	S.L. Boomer**
P.A. Diehl	P.A. Diehl	J.L. Bookmyer	D.I. Metzger	P.A. Diehl***	D.A. Burgei
J.A. Hubbard	D.I. Metzger	J.A. Hubbard	B.A. Mitzel	D.I. Metzger***	P.A. Diehl
S.S. Strausbaugh	B.A. Mitzel	T.A. Voigt	T.A. Voigt	J.L. Rohrs	S.S. Strausbaugh
W.J. Small*
S.S. Strausbaugh***
T.A. Voigt***
J.L. Bookmyer***

*	- Chairperson
**	- Lead Independent Director
**	- Denotes Rotating Service

The Audit Committee is responsible for: (i) the appointment of First Defiance’s independent registered public accounting firm; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by First Federal’s Compliance Officer; (v) review of the effectiveness of First Defiance’s system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control; and (vi) oversight of the accounting and financial reporting practices of First Defiance. The Audit Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on the Company’s website at http://www.fdef.com. The Board has determined that John L. Bookmyer and Samuel S. Strausbaugh each have the attributes listed in the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K and in the NASDAQ listing requirements. All of the Audit Committee members are considered “independent” for purposes of the NASDAQ listing requirements, and meet the NASDAQ standards for financial sophistication. The Audit Committee met five times in 2011.

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The Corporate Governance Committee was established by the Board of Directors to ensure that the Board is appropriately constituted and conducts its affairs in a manner that will best serve the interests of First Defiance and its shareholders. Specific duties of the Committee include administering First Defiance’s conflict of interest policy/code of ethics, monitoring the Board’s continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole, including an assessment of Board composition and committee assignments. The Corporate Governance Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted on the Company’s website at http://www.fdef.com. The Corporate Governance Committee met two times in 2011.

The Board does not have a separate nominating committee as those functions are performed by the Corporate Governance Committee and the Board as a whole. The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. While the Committee does not have a formal diversity policy in place, the Committee does seek to promote a diverse set of viewpoints and business experience in the Board’s membership. The Committee retains the right to modify these minimum qualifications from time to time as circumstances dictate. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director’s overall service to First Defiance during his or her term, including attendance at meetings, participation and quality of performance. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates. The Corporate Governance Committee considers the following criteria in proposing director nominees to the full Board: (1) independence; (2) high personal and professional ethics and integrity; (3) ability to devote sufficient time to fulfilling duties as a director; (4) impact on diversity of the Board, including skills and other factors relevant to First Defiance’s business; and (5) overall experience in business, education, and other factors relevant to First Defiance’s business.

Shareholders of First Defiance may also make nominations to the Corporate Governance Committee, provided that notice of such nomination is given in writing to the Secretary of First Defiance not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth the name, age, business address and residence address (if available) of the nominee and the number of shares of Common Stock which are beneficially owned by the nominee. Also, the shareholder making the nomination must promptly provide any other information reasonably requested by the Corporate Governance Committee. The Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a shareholder. No director nominations were received from shareholders for the 2012 election of directors.

The Compensation Committee is responsible for overseeing First Defiance’s compensation programs, including base salaries, long-term incentive compensation, equity-based compensation, and perquisites and benefit plans. The Committee also administers the process for evaluation of the Chairman and Chief Executive Officer and recommends to the Board the compensation for directors (including committee member and committee chair’s fees, equity-based awards and other similar items as appropriate). Further description of the Committee’s responsibilities is set forth under the “Compensation Discussion and Analysis” below. The Compensation Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted at http://www.fdef.com. The Committee also makes recommendations to the full Board regarding director compensation. The Compensation Committee met five times in 2011.

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The executive compensation standards under ARRA and the Interim Final Rule require that, during the CPP Covered Period, First Defiance establish and maintain a compensation committee consisting solely of independent directors for the purpose of reviewing First Defiance’s employee compensation plans. The Compensation Committee is a “compensation committee” for purposes of ARRA and the Interim Final Rule. ARRA and the Interim Final Rule also require that the Compensation Committee meet at least every six months and take the following actions:

•         Discuss, evaluate and review all SEO Compensation Plans (as defined in the Interim Final Rule) with First Defiance’s senior risk officer to ensure that the SEO Compensation Plans do not include incentives for our Senior Executive Officers (as defined in the Interim Final Rule) to take unnecessary and excessive risks that could threaten First Defiance’s value.

•         Discuss, evaluate and review all Employee Compensation Plans (as defined in the Interim Final Rule) with First Defiance’s senior risk officer in light of the risks (including the short-term and long-term risks) posed to First Defiance by such Employee Compensation Plans and how to limit such risks.

•         Discuss, evaluate and review all Employee Compensation Plans and identify and eliminate features in the Employee Compensation Plans that could encourage the manipulation of reported earnings to enhance the compensation of any employee.

The Compensation Committee is required to both disclose the results, and certify completion, of the reviews described above in the Compensation Committee Report. The disclosure and certifications in the form required by the Interim Final Rule issued by the U.S. Treasury are included in the section captioned “Compensation Committee Report”.

The Executive Committee generally has the power and authority to act on behalf of the Board of Directors between scheduled Board meetings unless specific Board action is required or unless otherwise restricted by First Defiance’s Articles of Incorporation or Code of Regulations or its Board of Directors. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee and Messrs. Rohrs and Boomer serve as permanent members. The remaining directors, with the exception of Ms. Mitzel, serve on the Committee on a rotating basis during the year. The Executive Committee did not meet during 2011.

The Succession Planning Committee directs a process of systematically and deliberately preparing for future changes of leadership in key positions within the Company. The process may identify potential replacements and provide strategies for developing and/or hiring individuals to meet future needs. The Succession Planning Committee met twice in 2011.

Compensation Committee Interlocks and Insider Participation

Mr. Bookmyer, Mr. Boomer, Ms. Hubbard, Mr. Strausbaugh and Mr. Voigt served on the Compensation Committee during 2011. There were no Compensation Committee interlocks or insider (employee) participation during 2011.

Board and Board Committee Meetings

Regular meetings of the Board of Directors of First Defiance are held quarterly. The Board of Directors of First Federal meets monthly. Special meetings of the Boards are held from time to time as needed. There were four meetings of the Board of Directors of First Defiance and twelve meetings of the Board of Directors of First Federal held during 2011. No director attended fewer than 75% of the total

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number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2011.

Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors attending the Annual Meeting. In 2011, all eleven then incumbent directors attended the Annual Meeting.

Non-management directors met in two executive sessions in 2011. Mr. Boomer, the Lead Independent Director, presided over those meetings.

Director Compensation

The table below provides information concerning the compensation of directors for the fiscal year ended December 31, 2011. Employee directors are not paid for Board service. Each non-employee director received an annual retainer of $21,000 in 2011 with the exception of Mr. Boomer, the Lead Independent Director, who received a retainer of $24,500. Committee chairs receive an additional annual retainer as follows: (1) Audit Committee -- $3,000; (2) Compensation Committee -- $2,000; and (3) Corporate Governance Committee and Strategic Planning Committee -- $1,000. In addition, each non-employee director received $400 for each Board meeting attended for either First Defiance or First Federal. Mr. Boomer and Mr. Strausbaugh are also directors of First Insurance Group of the Midwest, Inc., and they receive $400 for each First Insurance Board meeting attended. Non-employee directors also receive compensation for each committee meeting attended as follows: (1) Audit Committee -- $500; (2) Compensation Committee -- $400; (3) Executive or First Federal Executive Loan Committee meetings -- $200; and (4) other First Defiance and First Federal Board committees -- $300. In 2012 non-employee directors will be paid $500 for each committee meeting with the exception of the Executive and First Federal Executive Loan Committee which will remain at $200.

Directors may defer their retainer and/or meeting fees payable to them under the First Defiance Deferred Compensation Plan. The return on the amounts deferred is dependent on the investment elections made by the director. The directors’ choices for election include a number of mutual funds and a First Defiance stock account. Returns under the plan are calculated to mirror these elections. Because these earnings are denominated in First Defiance stock or the mutual fund equivalents, such earnings are not considered to be preferential or above market and are not reported in the table below. Also, directors do not receive perquisites or personal benefits that have an aggregate value that exceeds $10,000.

2011 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Total ($)
Bookmyer, John L.	$ 41,200	$ 41,200
Boomer, Stephen L.	$ 54,100	$ 54,100
Burgei, Douglas A.	$ 35,600	$ 35,600
Diehl, Peter A.	$ 37,900	$ 37,900
Hubbard, Jean A.	$ 40,000	$ 40,000
Metzger, Dwain I.	$ 30,900	$ 30,900
Mitzel, Barbara A.	$ 30,100	$ 30,100
Strausbaugh, Samuel S.	$ 44,100	$ 44,100
Voigt, Thomas A.	$ 38,600	$ 38,600

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Communication with Directors

The Board of Directors has adopted a process by which shareholders may communicate with the directors. Any shareholder wishing to do so may write to the Board of Directors at the Company’s principal business address, 601 Clinton St., Defiance, OH 43512. Any shareholder communication so addressed will be delivered unopened to the director or a member of the group of directors to whom it is addressed or to the Chairman if addressed to the Board of Directors.

Board’s Role in Strategic Planning

The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s standing committees (Audit Committee, Corporate Governance Committee, Compensation Committee, Strategic Planning Committee and Executive Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in September, senior management and the Board hold an extended meeting to focus on corporate strategy. This session involves presentations from management and input from the Board regarding the assumptions, priorities and strategies that will form the basis for management’s operating plan and strategy for the coming year. At subsequent Board meetings, the Board continues to review the Company’s progress against its strategic plan and to exercise oversight and decision-making authority regarding strategic areas of importance and revise the strategic plan as necessary. The role the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board, consistent with good corporate governance practices, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Board’s Role in Risk Oversight

The Board’s function of overseeing risk is handled primarily by the Audit Committee. The Chief Risk Officer works with management as well as internal and external auditors to determine and evaluate significant risks the Company may be taking and communicates those findings directly to the Committee. The Committee is focused on identifying, quantifying, and minimizing the Company’s risks. The Committee believes that by involving both management and auditors in this important process, it is best able to perform its function.

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EXECUTIVE OFFICERS

The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each current executive officer, other than Mr. Small and Mr. Rohrs, and the principal position and offices he holds with First Defiance or First Federal.

Name	Information about Executive Officers
Donald P. Hileman	Chief Financial Officer of First Defiance and First Federal. Mr. Hileman was appointed to serve in this position on March 16, 2009 after serving as Interim Financial Officer since October 20, 2008. Mr. Hileman was also appointed as Executive Vice President of First Defiance in November 2008 and Chief Executive Officer of First Insurance Group of the Midwest, Inc. in July 2007, and continues to serve in those capacities. Prior to joining First Defiance, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years. Mr. Hileman is 59.

Gregory R. Allen	President of First Federal’s Southern Market Area since January 2006. Prior to his promotion to President of the Southern Market Area, Mr. Allen served as Executive Vice President and Chief Lending Officer of First Federal since 1998. Mr. Allen is 48.

Jeffrey D. Vereecke	President of First Federal’s Northern Market Area since January 2008. Prior to his promotion to President of the Northern Market Area, Mr. Vereecke served as Executive Vice President, Retail Banking from 1998 until 2008. He has served First Federal in a number of roles since joining the Company in 1984. Mr. Vereecke is 50.

Dennis E. Rose, Jr.	Executive Vice President of Operations for First Federal since 2001. Mr. Rose joined First Federal in 1996 and served as Corporate Controller prior to his role in operations. Mr. Rose is 43.

Timothy K. Harris

President of the Eastern Market Area of First Federal since January 2008 and Executive Vice President since January 2007. From January 2007 until January 2008, Mr. Harris was a Senior Lender. Mr. Harris joined First Federal as a Commercial Lender in October 2000. Mr. Harris is 53.

James R. Williams, III

Western Market Area President since September 2010 and Western Market Area Commercial Senior Lender since January 2009 and Commercial Lender since January 1998 when he joined First Federal. Mr. Williams has been in banking for 21 years. Mr. Williams is 44.

Michael D. Mulford	Executive Vice President – Credit Administration since April 2011 and Senior Vice President since July 2004 when he joined First Federal. Prior to joining First Federal, Mr. Mulford was a Credit Officer for Key Bank. Mr. Mulford is 47.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the First Defiance executive officers identified in the Summary Compensation Table (“Named Executive Officers”).

Compensation Philosophy and Objectives

The Board of Directors believes the most effective executive compensation program is one that rewards the achievement of specific annual and long-term and strategic goals which are established in conjunction with strategic planning initiatives and the long-term objective of maximizing shareholder value. Consistent with that philosophy, the Company’s executive compensation packages include both cash and stock-based compensation that rewards performance as measured against predetermined goals. The Compensation Committee evaluates executive compensation to ensure that it is sufficiently competitive to enable the Company to attract and retain qualified employees in key positions. Total compensation commensurate with the median compensation paid to similarly situated executives of peer companies is generally what the Committee considers competitive.

First Defiance’s executive compensation program in 2011 had to comply with the limitations imposed by the CPP, which affected First Defiance’s executive compensation program by: (i) prohibiting the payment or accrual of any bonus, retention award or incentive compensation to any of First Defiance’s five most highly compensated employees, except in limited circumstances; (ii) prohibiting the payment of golden parachute payments to select highly-paid employees upon a departure from First Defiance or due to a change in control of First Defiance, except for services performed or benefits accrued; (iii) requiring the recovery (“clawback”) of any bonus, retention award or incentive compensation paid to a select group of highly-paid employees if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; (iv) prohibiting any compensation plan that would encourage the manipulation of First Defiance’s reported earnings to enhance the compensation of any of the employees of the Company or its subsidiaries; (v) prohibiting SEO Compensation Plans that encourage Senior Executive Officers to take unnecessary and excessive risks that threaten the value of First Defiance; (vi) eliminating any “tax gross-ups” to any Senior Executive Officer or a select group of highly-paid employees; (vii) requiring the limitation of any compensation plan that unnecessarily exposes First Defiance to risk; (viii) requiring that First Defiance disclose to the U.S. Treasury and the Office of Thrift Supervision the amount, nature and justification for offering to any of our five most highly-compensated employees any perquisites whose total value exceeds $25,000; (ix) requiring that First Defiance disclose to the U.S. Treasury and the Office of Thrift Supervision whether First Defiance, the Board of Directors or the Compensation Committee engaged a compensation consultant and the services performed by that compensation consultant and any of its affiliates; (x) requiring that First Defiance disclose to the U.S. Treasury the identity of a select group of highly-paid employees, identified by name and title and ranked in descending order of annual compensation; and (xi) subjecting any bonus, retention award or other compensation paid before February 17, 2009 to a select group of highly-paid employees to retroactive review by the U.S. Treasury to determine whether any such payments were inconsistent with the purposes of TARP or otherwise contrary to the public interest.

ARRA and the Interim Final Rule also required that the Board of Directors adopt a company-wide policy regarding “excessive or luxury expenditures,” which was adopted on September 8, 2009, and post this policy on First Defiance’s website. First Defiance must also include in its proxy statements for annual meetings of shareholders a non-binding “say on pay” shareholder vote on executive compensation.

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First Defiance’s Named Executive Officers and other employees who are subject to the executive compensation limitations of the CPP have entered into letter agreements that amend the compensation and benefit plans in which these individuals participate to comply with the limitations imposed by the CPP.

Roles of the Committee and Chief Executive Officer in Compensation Decisions

The Committee makes all compensation decisions for the Chief Executive Officer and approves all compensation for the other Named Executive Officers utilizing recommendations made by the Chief Executive Officer.

2011 Executive Compensation Components

For the fiscal year ended December 31, 2011, the principal components of compensation for Named Executive Officers were:

•            Base salary;

•            Short-term cash incentive compensation;

•            Long-term cash and equity incentive compensation;

•            Retirement and other benefits; and

•            Perquisites and other personal benefits.

In 2011, the Compensation Committee engaged Compenstion Consulting Consortium, (“3C”), an independent human resources firm, to perform an analysis of compensation for the Company’s CEO and CFO, and the CEO of First Federal Bank of the Midwest. 3C compared the compensation of these three executive officers to a peer group consisting of 15 financial institution holding companies, the CompData Executive compensation survey, the Towers Watson Financial Service Survey and the William Mercer Executive Compensation Report. The peer group companies are publicly-traded banks located in Ohio, Indiana, Michigan, Kentucky, Illinois and Pennslyvania which, at the time they were chosen for inclusion in the peer group, had assets ranging between $1.0 billion to $3.2 billion. The 2011 peer group companies are:

• Farmers National Banc Corp., Canfield, OH	• Horizon Bancorp, Michigan City, IN
• Firstbank Corp., Alma, MI	• Metro Bancorp, Harrisburg, PA
• German American Bancorp, Inc. Jasper, IN	• Peoples Bancorp , Marietta, OH
• Mutualfirst Financial, Muncie, IN	• MainSource Financial Group, Greensburg, IN
• Lakeland Financial Corp., Warsaw, IN	• First Place Financial Corp, Warren, OH
• LNB Bancorp Inc., Lorain, OH	• QCR Holdings, Inc., Moline, IL
• CFS Bancorp, Inc. Munster, IN	• SY Bancorp, Inc., Louisville, KY
• Community Trust Bancorp, Pikeville, KY

The peer group analysis indicated that the total direct compensation for the CEO, consisting of base salary, short-term incentive pay, and long-term incentive compensation, was below market levels, but the total direct compensation for each of the CFO and President of First Federal was at competitive levels. The CEO's base salary was the principal component that lagged the market.

Base Salary

First Defiance provides Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary for each of the Named Executive Officers is generally determined at the beginning of the year.

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The 2011 base salary for Mr. Small, the Company’s Chief Executive Officer, was set at $335,000 effective March 1, 2011. This represents an 9% increase from 2010 which was unchanged from 2009.

Base salaries for Named Executive Officers other than Mr. Small are determined based upon recommendations made by the Chief Executive Officer. The Chief Executive Officer generally compares the base salary levels of the other Named Executive Officers with the median levels of public companies of similar asset size and geographic location to First Defiance.

For 2011, Mr. Small recommended salary increases for the other Named Executive Officers. After evaluating a number of factors, including the peer group analysis, the Compensation Committee decided to approve some, but not all, of Mr. Small’s recommendations for this year.

Performance-Based Incentive Compensation

The Board believes that a significant amount of executive officer compensation should be performance based. In recent years, employees have had an opportunity to earn short-term incentive compensation in the form of cash bonuses based on the level of achievement of performance targets that are established each year by the Committee. Stock options have historically been the only form of long-term incentive compensation used by the Company. In 2011, the Company adopted a new long-term incentive plan to provide for long-term compensation in the form of cash awards, with an election to receive shares of Common Stock in lieu of cash.

Short-Term Incentive Compensation. The 2011 target bonus component of the Short Term Incentive Compensation Plan (“STIP”) for each of the Named Executive Officers is set forth below.

Executive Officer	Bonus Potential at Target
	(% of Base Salary)	(Dollar amount)
William J. Small	45%	$150,750
James L. Rohrs	35%	$ 71,400
Gregory R. Allen	25%	$ 39,424
Dennis E. Rose, Jr.	25%	$ 35,250
Donald P. Hileman	35%	$ 70,000

The 2011 First Defiance performance targets, the relative weighting of each target and the related payout percentages of the bonus potential are described below:

Bonus Formula Component	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Earnings Per Share (25% weighting)	$1.21	$1.34	$1.54
Net Charge Offs[1] (15% weighting)	0.90%	0.55%	0.25%
Non Performing Assets[2] (15% weighting)	2.78%	2.00%	1.00%
Classified Assets [3] (25% weighting)	6.81%	4.51%	3.25%
Return on Average Equity (10% weighting)	4.79%	5.63%	8.45%
Return on Average Assets (10% weighting)	0.53%	0.62%	0.93%
1 – Net charge offs as a percentage of average loans. 2 – Non Performing Assets divided by Total Assets 3 –Classified Assets divided by Total Assets

If the Threshold performance level is not achieved, the payout percentage for that component of the bonus calculation is zero. If the performance level for a component is between the Threshold and Target or between the Target and the Maximum amount, the payout percentage is prorated. In 2011, the Company exceeded the threshold level of performance in five of the six categories. The actual EPS level was $1.42, better than the target of $1.34. The payout for this metric was 30.00% of target bonus. The

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actual Non Performing Asset percentage was 2.24%, better than the threshold of 2.78%. The payout for this metric was 12.69% of the target bonus. The third metric that triggered a calculated payout was Classified Assets. The actual level was 6.28% compared with the threshold of 6.81%. The payout for this metric was 15.38% of the target bonus. The fourth metric exceeded was Return on Average Equity. The actual level was 5.89% which exceeded the threshold of 4.79%. The payout for this metric was 10.47% of target bonus. And the fifth metric exceeded was return on Average Assets which was 0.75% which exceeded the target of 0.62%. The payout for this metric was 12.00% of target bonus. The combined payout total was 80.55% of target bonus amount. As a result, the Named Executive Officers were entitled to bonuses under the short-term incentive plan, which were paid in cash. However, because Mr. Small and Mr. Rohrs were among First Defiance’s five most highly compensated employees, they were prohibited from receiving a cash bonus. The Compensation Committee determined that because they had achieved some of the performance threshold targets established, they should be rewarded for that performance. As a result, the Committee determined that in lieu of cash, they should receive the bonus in the form of restricted stock awards, as permitted under ARRA.

Employees who are prohibited by the Interim Final Rule from receiving a bonus are permitted to receive restricted stock or restricted stock units on the following terms: (i) the restricted stock and/or restricted stock units may not become transferable or payable earlier than in 25% increments as a corresponding percentage of TARP assistance is repaid; (ii) restricted stock and/or restricted stock units must be forfeited if the employee does not continue performing substantial services for at least two years after the grant date (other than due to the employee’s earlier death or disability or the earlier occurrence of a change in control); (iii) the amount or value of restricted stock and/or restricted stock units (determined based on the fair market value of the underlying Common Stock on the grant date) granted in any year may not exceed 1/3 of the employee’s annual compensation for such year.

Long-Term Incentive Compensation.

The Committee established a long-term incentive compensation arrangement that would reward senior executives for increasing the value of the Company through sustained future growth and profitability. The arrangement consists of cash awards to be made under a Long Term Incentive Compensation Plan (the “LTIP”). The LTIP, which was finalized in August 2011, authorizes the Committee, in its sole discretion, to determine the recipients of LTIP awards; to determine the specific terms and conditions of each award, consistent with the terms of the LTIP; to determine whether any conditions or objectives related to awards have been met; and to modify or waive any terms and conditions of awards, consistent with the terms of the LTIP. At the time of grant, the Named Executive Officers could elect to receive the awards in shares of Common Stock, pursuant to the 2010 Equity Incentive Plan, in lieu of cash awards, and all of the Named Executive Officers elected to receive 60% of the awards in the form of shares of Common Stock to be settled at the time of payment.

In 2011, the Committee made long-term incentive compensation awards to the Named Executive Officers under the LTIP. No LTIP awards were made in 2009 or 2010 because of the uncertainty in the economy.

Under the LTIP, the amount of the award is determined by whether certain terms and conditions are met. Specifically, the 2011 LTIP awards are based upon the following performance criteria: (1) with respect to 33% of each executive’s award, the Company’s return on common equity (“Average ROE”) relative to the return on common equity of a peer group, as determined by the Compensation Committee (the “Peer Group”), during the 24 month period from January 1, 2011 to December 31, 2012 (“Performance Period”); (2) with respect to 33% of each executive’s award, the Company’s diluted earnings per share (“EPS”) relative to the increase in the earnings per share of the Peer Group during the Performance Period; and (3) with respect to the remaining 34% of each executive’s award, the

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Company’s increase in revenue (“Revenue Growth”) relative to the increase in the revenue of the Peer Group during the Performance Period.

The target bonus component of the LTIP for each of the Named Executive Officers is set forth below.

Executive Officer	Bonus Potential at Target
	(% of Base Salary)	(Dollar amount)
William J. Small	45%	$150,750
James L. Rohrs	35%	$ 71,400
Gregory R. Allen	25%	$ 39,424
Dennis E. Rose, Jr.	25%	$ 35,250
Donald P. Hileman	35%	$ 70,000

The performance targets relative to Peer Group performance for the 2011 LTIP Performance Period, the relative weighting of each target and the related payout percentages are described below:

Bonus Formula Component	Threshold (50% Payout)(1)	Target (100% Payout)(1)	Maximum (150% Payout)(1)
Average ROE (33% weighting)	50th Percentile	75th Percentile	85th Percentile
EPS (33% weighting)	50th Percentile	75th Percentile	85th Percentile
Revenue Growth (34% weighting)	50th Percentile	75th Percentile	85th Percentile

(1) For the Named Executive Officers whose awards are restricted by the terms and conditions of the CPP, the percentage of target payout at the Threshold, Target and Maximum performance levels are 33%, 66% and 100%, respectively.

Retirement Benefits

All employees of First Defiance, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. 401(k) Employee Savings Plan (the “Savings Plan”) and the First Defiance Employee Stock Ownership Plan (the “ESOP”).

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. First Defiance maintains a safe harbor plan that matches 100% of the first 3% of pay that is contributed to the Savings Plan plus 50% of the salary deferrals between 3% and 5% of compensation. All employee contributions to the Savings Plan are fully vested upon contribution and First Defiance’s matching contribution is vested upon completion of a minimum service requirement.

The ESOP is a tax qualified plan under which shares of Common Stock are allocated to participant accounts based on the participant’s compensation relative to compensation of all active participants in the ESOP. The compensation of participants, including the Named Executive Officers, is limited to the Internal Revenue Service mandated maximum of $245,000 in 2011 for purposes of calculating the annual allocation of shares. Shares allocated to participant accounts are fully vested when the participant has completed three years of service. Participants in the ESOP hold full voting privileges for shares allocated to their account. Additional shares are allocated to participant accounts in lieu of dividends earned on allocated shares. Shares in the ESOP have been fully allocated, subject to re-allocation in the event of forfeitures. First Defiance did not make a contribution to the ESOP in 2011 or 2010, and contributions in future years are not contemplated at this time.

The Named Executive Officers are entitled to participate in the First Defiance Deferred Compensation Plan, which enables the Named Executive Officers to defer up to 80% of their base salary and up to 100% of bonus payments. The First Defiance Deferred Compensation Plan is discussed in

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further detail under the heading “Executive Compensation -- Nonqualified Deferred Compensation” below.

Perquisites and Other Personal Benefits

First Defiance provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2011, the Company provided each of the Named Executive Officers with the option to receive a $600 monthly automobile allowance. The Company provides Mr Allen the use of a Company owned vehicle. Each Named Executive Officer also is entitled to receive a social country club membership and, upon relocation, to receive reimbursement for certain reasonable expenses associated with the costs of such relocation. There were no relocations of executive officers in 2011.

In 2010, the Company established an Executive Group Life Post-Separation Plan which provided death benefits equal to two times the executive’s base salary. Participation in the Post Separation plan terminated the executives participation in the First Federal Bank of the Midwest Executive Group Life Plan dated April 28, 2003. The following individuals participate in the plan: Mr. Small, Mr. Rohrs, Mr. Hileman, Mr. Allen, Mr. Rose and Mr. Harris.

The value of these perquisites is included in column (i) of the “Summary Compensation Table.”

The Company has Employment Agreements with certain key employees, including the Named Executive Officers. The employment agreements include provisions for severance payments upon a change of control and are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Executive Compensation -- Potential Payments Upon Termination or Change in Control” below.

Tax and Accounting Implications

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for its stock option plans in accordance with the requirements of FASB Statement No. 123(R) Share-Based Payment.

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COMPENSATION COMMITTEE REPORT

The First Defiance Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s annual report on Form 10-K.

The Compensation Committee certifies that:

(1) It has reviewed with senior risk officers the senior executive officer compensation plans, each as defined in the regulations and guidance established under Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers, as defined in the regulations and guidance established under Section 111 of EESA (“SEOs”), to take unnecessary and excessive risks that threaten the value of First Defiance;

(2) It has reviewed with senior risk officers the employee compensation plans, as defined in the regulations and guidance established under Section 111 of EESA, and has made all reasonable efforts to limit any unnecessary risks these plans pose to First Defiance; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of First Defiance to enhance the compensation of any employee.

On February 7, 2011, August 11, 2011 and Febuary 9, 2012 the Compensation Committee met with First Defiance’s senior risk officer and discussed, evaluated and reviewed First Defiance’s SEO Compensation Plans and Employee Compensation Plans as required by the regulations and guidance established under Section 111 of EESA.

The Compensation Committee reviewed each SEO Compensation Plan to determine whether the plan contained incentives for Senior Executive Officers or other employees to take unnecessary or excessive risks that threaten the value of First Defiance. The Compensation Committee also reviewed each Employee Compensation Plan using this standard, which is more stringent than required by the regulations and guidance established under Section 111 of EESA. In addition, the Compensation Committee reviewed each Employee Compensation Plan to eliminate any features that would encourage the manipulation of reported earnings of First Defiance to enhance the compensation of any employee.

The specific SEO Compensation Plans and Employee Compensation Plans reviewed by the Compensation Committee were: (i) the annual Short-Term Incentive Plan for named executive officers and other executive officers, which provides for incentive compensation opportunities based on First Defiance’s financial performance; (ii) various quarterly incentive compensation programs and policies for other employees, which provide incentive compensation opportunities based on a combination of individual and company performance; (iii) the 2001 Stock Option and Incentive Plan, which provides for equity awards; (iv) 2005 Stock Option Plan, which provides for equity awards; (v) the LTIP, which provides for incentive compensation opportunities based on Company performance over a three-year performance period; (vi) First Defiance Deferred Compensation Plan, which permits employees to defer compensation; and (vii) various employment agreements and change in control agreements with named executive officers and other executives, which provide for severance-type benefits and some of which include specific incentive compensation opportunities for employees.

The Compensation Committee concluded that First Defiance’s existing risk-management framework and specific features or elements of the Short-Term Incentive Plan or the quarterly incentive

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compensation plans (including those provided for under various employment agreements) do not encourage Senior Executive Officers or other employees to take unnecessary and excessive risks that threaten the value of First Defiance. These specific features and elements include a requirement that First Defiance attain a specified percentage of its quarterly or annual budget before any payouts can be made to executive officers. As a result, incentive compensation opportunities are based on Company-wide performance, a factor over which any individual employee has little control. Nevertheless, as part of its annual evaluation of its incentive compensation program, First Defiance elected to make the following changes to its Short-Term Incentive Plan and quarterly incentive compensation plan design for 2011 by: (i) providing enhanced discretion to the Compensation Committee to reduce or eliminate payments; (ii) modified the retail lender plan to focus on operations and sales while decreasing the use of individual performance goals based on profitability; and (iii) increasing the threshold percentage of quarterly or annual budget to be attained before payouts can be made for executive officers. The Compensation Committee believes that these changes, along with First Defiance’s existing risk management framework and the clawback policies implemented for its 25 most highly compensated employees, operate such that First Defiance’s annual and quarterly incentive compensation plans do not encourage Senior Executive Officers or other employees to take unnecessary and excessive risks that threaten the value of First Defiance or create incentives for any employee to manipulate First Defiance’s reported earnings to enhance the amount of compensation payable under these plans.

The Compensation Committee concluded that First Defiance’s existing risk-management framework and the design of its LTIP do not encourage SEOs or other employees to take unnecessary and excessive risks that threaten the value of First Defiance. The incentive compensation opportunities under the LTIP are based on performance over a three-year performance period, discouraging short-term risk-taking. In addition, the incentive compensation opportunities under the LTIP are based on company performance, a factor over which any individual employee has little control. The Compensation Committee believes that these features, along with First Defiance’s existing risk management framework and the clawback policies implemented for its 25 most highly compensated employees, operate such that the LTIP does not encourage Senior Executive Officers or other employees to take unnecessary and excessive risks that threaten the value of First Defiance or create incentives for any employee to manipulate First Defiance’s reported earnings to enhance the amount of compensation payable under these plans.

The Compensation Committee concluded that amounts payable under the 2001 Stock Option and Incentive Plan, 2005 Stock Option Plan, 2010 Equity Incentive Plan and First Defiance Deferred Compensation Plan, and the employment and change in control agreements (except to the extent described above) are not contingent on First Defiance’s financial or other performance and, consequently, do not encourage Senior Executive Officers or other employees to take unnecessary and excessive risks that threaten the value of First Defiance or create incentives for any employee to manipulate First Defiance’s reported earnings to enhance the amount of compensation payable under these plans.

Samuel S. Strausbaugh, Chairman

John Bookmyer

Stephen Boomer

Jean Hubbard

Thomas A. Voigt

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2011, 2010, and 2009. The Named Executive

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Officers include all persons serving as the Company’s Chief Executive Officer and Chief Financial Officer during 2011, and the three other most highly compensated executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
William J. Small	2011	$330,201	—	$65,372	—	$82,500	$18,287	$496,410
Chairman of the Board	2010	307,271	—	—	—	20,706	19,065	347,042
& Chief Executive Officer of	2009	306,344	—	—	$2,450	—	18,561	327,355
First Defiance

Donald P. Hileman	2011	$194,808	—	—	—	$84,919	$10,975	$290,702
Executive Vice President &	2010	170,010	—	—	—	8,910	8,707	187,627
Chief Financial Officer	2009	164,000	—	—	$2,450	—	8,158	137,618
of First Defiance and First
Federal; CEO of First Insurance
Group of the Midwest, Inc.

James L. Rohrs	2011	$204,000	—	$31,412	—	$51,000	$13,964	$300,376
Executive Vice President	2010	204,000	—	—	—	10,692	16,213	230,905
& President and Chief	2009	203,385	—	—	$2,450	—	14,928	220,763
Executive Officer of First
Federal Bank

Gregory R. Allen	2011	$157,695	—	—	—	$62,750	$18,674	$239,120
First Federal Bank	2010	157,705	—	—	—	24,603	12,603	195,002
President of Southern	2009	157,220	—	—	$2,450	—	12,363	172,033
Market Area

Dennis E. Rose Jr.	2011	$140,485	—	—	—	$43,830	$12,103	$196,418
Executive Vice President	2010	138,800	$6,000	—	—	7,217	11,134	$162,351
of First Federal Bank	2009	137,285	—	—	$2,450	—	11,762	151,497

(1)	The amounts in column (e) reflect the computed value of the restricted stock awards made under the LTIP, in lieu of cash, as required under the terms of the CPP.
(2)	The amounts in column (f) reflect the full grant date fair value.
(3)	The amounts in column (g) reflect the cash awards to the named individuals under the Company’s performance based incentive compensation plans which are discussed in further detail above under the heading “Performance Based Incentive Compensation”.
(4)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Club Membership	Automobile Allowance or Personal Use of Company Automobile	401(k) Match	Value of Life Insurance	Employee Stock Purchase Plan Match (a)	Total
William J. Small	$750	$800	$13,280	$1,657	$1,800	$18,287
Donald P. Hileman	$0	$—	$8,192	$1,703	$1,080	$10,975
James L. Rohrs	$0	$2,344	$8,232	$1,588	$1,800	$13,964
Gregory R. Allen	$5,439	$3,670	$7,364	$401	$1,800	$18,674
Dennis E. Rose Jr.	$750	$5,875	$5,183	$293	$—	$12,103

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2011 Grants of Plan-Based Awards

During 2011, First Defiance made awards to Named Executive Officers as part of the STIP and LTIP, as described above. The awards could be received in shares of Common Stock, in lieu of cash, at the election of the officer.

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William J. Small(1)	08/15/2011(2)	$75,375	$150,750	$226,125
	08/15/2011(3)(4)	37,688	75,375	113,063

Donald P. Hileman	08/15/2011(2)(5)	35,000	70,000	105,000
	08/15/2011(3) (4)	17,500	35,000	52,500

James L. Rohrs(1)	08/15/2011(2)	35,700	71,400	107,100
	08/15/2011(3) (4)	17,850	35,700	53,550

Gregory R. Allen	08/15/2011(2)	19,712	39,424	59,136
	08/15/2011(3) (4)	9,856	19,712	29,568

Dennis E. Rose, Jr.	08/15/2011(2)	17,625	35,250	52,875
	08/15/2011(3) (4)	8,813	17,625	26,438

(1)	These awards are made in shares of restricted stock and not cash, as required under the terms of the CPP.
(2)	Short-term cash incentive awards granted pursuant to the STIP, as described above.
(3)	Long-term cash incentive awards granted pursuant to the LTIP, as described above.
(4)	Each Named Executive Officer elected to have 60% of the award granted under the LTIP to be paid in shares of Common Stock when the award is settled.
(5)	At the election of Mr. Hileman, 60% of this award was paid in shares of Common Stock, in lieu of cash, based on the closing price of the Common Stock on the date the Compensation Committee certified the level of performance achieved for 2011, which was $17.46 per share on February 8, 2012.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of the end of the most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. The table also discloses the exercise price and the expiration date.

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	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price	Option Expiration Date
William J. Small	1,000	0	$19.53	04/20/2013
	1,000	0	$27.13	04/18/2014
	1,000	0	$25.89	04/18/2015
	1,000	0	$26.47	05/21/2016
	800	200	$27.41	04/15/2017
	600	400	$17.64	04/21/2018
	8,400	5,600	$15.97	07/21/2018
	0	1,000	$11.00	04/23/2019

Donald P. Hileman	1,600	400	$22.72	12/16/2017
	450	300	$17.64	04/21/2018
	400	600	$11.00	04/23/2019

James L. Rohrs	5,000	0	$19.53	04/20/2013
	1,000	0	$27.13	04/18/2014
	2,000	0	$25.89	04/18/2015
	1,000	0	$26.47	05/21/2016
	800	200	$27.41	04/16/2017
	600	400	$17.64	04/21/2018
	4,800	3,200	$15.97	07/21/2018
	0	1,000	$11.00	04/23/2019

Gregory R. Allen	5,000	0	$19.56	01/19/2013
	5,000	0	$19.53	04/20/2013
	5,000	0	$27.13	04/18/2014
	2,000	0	$25.89	04/18/2015
	2,000	0	$26.47	05/21/2016
	800	200	$27.41	04/16/2017
	600	400	$17.64	04/21/2018
	400	600	$11.00	04/23/2019

Dennis E. Rose Jr.	5,000	0	$19.53	04/20/2013
	1,000	0	$27.13	04/18/2014
	2,000	0	$25.89	04/18/2015
	2,000	0	$26.47	05/21/2016
	800	200	$27.41	04/16/2017
	600	400	$17.64	04/21/2018
	400	600	$11.00	04/23/2019

(1)	All options listed above vest at a rate of 20% per year over the first five years of the ten-year option term except options that expire 04/23/2019 vest at a rate of 40% after two years and than 20% per year over the next three years of the ten-year term.

During 2011, none of the Named Executive Officers exercised any stock options nor had any stock awards vest.

Nonqualified Deferred Compensation

Pursuant to the First Defiance Deferred Compensation Plan, certain executives, including Named Executive Officers, as well as the directors of First Defiance may defer receipt of up to 80% of their base compensation and up to 100% of non-equity incentive plan compensation and, in the case of directors up to 100% of directors’ fees. Deferral elections are made by eligible executives or directors in December of each year for amounts to be earned in the following year.

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Amounts deferred in the First Defiance Deferred Compensation Plan may be invested in any funds available under the Plan. The table below shows the funds available under the Plan and their annual rate of return for the calendar year ended December 31, 2011, as reported by the administrator of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
AmCent VP Value: CI 2	0.86%	Mainstay VP Cash Mgmt	0.01%
Fidelity VIP Contrafund: IC	-2.53%	MainStay VP Int’l Eq	-16.04%
Fidelity VIP Freedom 2010: IC	-.19%	Mainstay VP MidCap Core	-2.99%
Fidelity VIP Freedom 2020: IC	-1.03%	PIMCO VIT Tot Return: AC	3.61%
Fidelity VIP Freedom 2030: IC	-2.60%	Royce Micro-Cap	-12.10%
Fidelity VIP InvGd Bond: IC	7.33%	Royce Small-Cap	-3.28%
First Defiance Stock	23.04%	T. Rowe Price Ltd-Term Bond	1.60%
Janus AS Forty: IS	-6.69%	UIF U.S. Real Estate – Class I	5.92%

Benefits under the First Defiance Deferred Compensation Plan are generally paid beginning the year following the executive’s retirement or termination. However, the Plan does have provisions for scheduled “in-service” distributions from the plan, and it also allows for hardship withdrawals upon the approval of the Compensation Committee. Retirement benefits are paid either in a lump sum or in scheduled installment payments when the executive’s termination is considered a retirement. All other distributions are made in lump sum payments.

ARRA and the Interim Final Rule prohibit First Defiance from making any “golden parachute payment” to its Senior Executive Officers or any of the five next most highly compensated employees during the CPP Covered Period. For this purpose, a “golden parachute payment” is any payment for the departure from First Defiance for any reason, or any payment due to a change in control of First Defiance or an affiliate. A golden parachute payment is treated as paid at the time of departure or the change in control event, as applicable, and may include a right to amounts actually payable after the CPP Covered Period.

For purposes of ARRA and the Interim Final Rule, deferrals to the First Defiance Deferred Compensation Plan by the Named Executive Officers would be considered payments for services performed or benefits accrued and not golden parachute payments. Under ARRA and the Interim Final Rule, a payment is considered to be for services performed or benefits accrued, which includes payments from a benefit plan or deferred compensation plan, if: (i) the plan was in effect for at least one year prior to the employee’s departure; (ii) payment is made pursuant to the plan as in effect no later than one year before the departure and in accordance with any amendments during this one-year period that do not increase the benefits payable; (iii) the employee had a vested right to payment at the time of the departure or the change in control; (iv) benefits were accrued each period only for current or prior services rendered; (v) payment was not based on any discretionary acceleration of vesting or accrual of benefits occurring later than one year before the departure or the change in control event; and (vi) First Defiance has recognized a compensation expense and accrued a liability for benefit payments according to United States generally accepted accounting principles or segregated or otherwise set aside assets in a trust for payment of benefits. In this case, any payments made under the First Defiance Deferred Compensation Plan in 2011 would have satisfied these requirements and, accordingly, would not be subject to the prohibition on golden parachute payments.

The following table provides information with respect to the Named Executive Officers’ participation in the First Defiance Deferred Compensation Plan. All contributions to the First Defiance Deferred Compensation Plan are made by the executives participating in the Plan. There are no contributions by First Defiance and none of the Named Executive Officers received a withdrawal or distribution under the Plan.

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Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
William J. Small	$-0-	($13,576)	$247,043
Donald P. Hileman	$-0-	($690)	$35,570
James L. Rohrs	$-0-	($1,495)	$120,179
Gregory R. Allen	$-0-	($3,150)	$121,573
Dennis E. Rose Jr.	$-0-	($1,247)	$18,993

Potential Payments Upon Termination or Change in Control

The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, by a change of control of the Company; or by a change in the Named Executive Officer’s responsibilities (that may not result in a termination of employment).

The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. Such amounts include:

  non-equity incentive compensation earned during the fiscal year;
  amounts contributed under the First Defiance Deferred Compensation Plan;
  unused vacation pay; and
  amounts accrued and vested through the Company’s 401(k) Plan.

Payments Made Upon Retirement

In the event of retirement of a Named Executive Officer, in addition to the items identified above, the executive will be entitled to the following:

  vesting of all outstanding unvested stock options; and
  executives who meet minimum age and years of service requirements are entitled to continue to participate in the Company’s health and welfare benefits. These benefits are the same as retiree medical benefits offered to all employees of First Defiance and are more fully described in Note 17 to the Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2011.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plans, as appropriate.

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Payments Made Upon Change of Control

Each Named Executive Officer, other than Mr. Rose, has entered into an employment agreement with First Defiance and First Federal, the terms of which are similar for Messrs. Small, Hileman, Rohrs and Allen. Pursuant to their agreements, if the executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment for “good reason” (as defined in the employment agreements), in addition to the benefits listed under the heading “Payments Made Upon Termination,” the Named Executive Officer will receive a lump sum severance payment of 2.99 times the employee’s average annual compensation for the five most recent taxable years ending during the calendar year in which the Notice of Termination occurs. Under the agreements, compensation is defined as base salary plus non-equity incentive bonus.

Further, all unvested stock options held by Messrs. Small, Hileman, Rohrs and Allen will automatically vest and become exercisable in the event of a change in control. Such unvested options do not vest in the event of termination for reasons other than retirement, death or disability, even if such termination is for “good reason.”

Mr. Rose has entered into a Change of Control and Non-Compete Agreement. Under the terms of this agreement, in the event employment is terminated within six months prior to a change of control or within one year after a change of control, the executive is entitled to receive an amount equal to his annual salary most recently set prior to the occurrence of the change in control. Generally, pursuant to the agreements, a change of control has the meaning set forth in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

As discussed above, ARRA and the Interim Final Rule prohibit First Defiance from making any golden parachute payments to its Named Executive Officers and the five next most highly compensated employees during the CPP Covered Period. Amounts payable under the employment and change of control agreements may be golden parachute payments within the meaning of ARRA and the Interim Final Rule. First Defiance entered into letter agreements with its named executive officers who are subject to the prohibition on golden parachute payments which prohibit First Defiance from making any golden parachute payments during the CPP Covered Period. As a result, if a change of control were to occur during the CPP Covered Period, First Defiance may be prohibited from making payments upon an employee’s termination following a change of control.

Executive Benefits and Payments upon Termination	Involuntary Not for Cause Or Voluntary Good Reason Termination	Involuntary Change of Control Termination (CIC)	Death	Disability
William J. Small
Severance	$928,607	$928,607	−	−
Accelerated vesting of options	−	−	$3,590	$3,590
Donald P. Hileman
Severance Accelerated vesting of options	$564,760 −	$564,760 −	− $2,154	− $2,154
James L. Rohrs
Severance	$597,917	$597,917	−	−
Accelerated vesting of options	−	−	$3,590	$3,590
Gregory R. Allen
Severance	$528,492	$528,492	−	−
Accelerated vesting of options	−	−	$2,154	$2,154
Dennis E. Rose Jr
Severance	−	$140,485	−	−
Accelerated vesting of options	−	−	$2,154	$2,154

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PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

One of the requirements for participating in the CPP is that any proxy for a meeting of shareholders held during the CPP Period at which directors are to be elected must permit a non-binding advisory vote on the compensation of the executives of the CPP participant, as described in the participant’s proxy statement. This proposal is commonly referred to as a “Say-on-Pay” proposal.

As a shareholder, you have the opportunity to vote for or against First Defiance’s executive compensation through the following resolution:

“Resolved, that the shareholders approve the compensation of First Defiance’s executives as named in the Summary Compensation Table of the Company’s 2012 Proxy Statement, as described in the ‘Compensation Discussion and Analysis,’ the compensation tables and the related disclosure contained on pages 14 - 27 in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Your Board Recommends That You
Vote FOR the Approval of First Defiance’s Executive Compensation.

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BENEFICIAL OWNERSHIP

The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”), known to First Defiance to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and each person nominated to become a director of First Defiance, (iii) the Named Executive Officers, and (iv) all directors and executive officers of First Defiance as a group.

	Common Stock
Name of Beneficial Owner	Shares Owned		Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent ofClass (a)
First Defiance Financial Corp.Employee Stock Ownership Plan	522,945	(b)	--	5.38%
BlackRock, Inc.	715,032	(c)	--	7.35%
Dimensional Fund Advisors LP	700,059	(d)	--	7.20%
Wellington Management Company,	565,600	(e)	--	5.82%
LLPJohn L. Bookmyer	1,174		4,800	--
Stephen L. Boomer	10,689	(f)	--	--
Dr. Douglas A. Burgei	31,909	(f)	--	--
Peter A. Diehl	10,002		--	--
Jean A. Hubbard	3,609		1,200	--
Dwain I. Metzger	3,793		4,800	--
Barbara A. Mitzel	3,100	(f)	1,200	--
James L. Rohrs	57,119		15,600	--
William J. Small	127,350	(f)	14,200	1.45%
Samuel S. Strausbaugh	9,301		4,800	--
Thomas A. Voigt	10,777	(f)	--	--
Gregory R. Allen	22,750	(g)	21,400	--
Donald P. Hileman	9,101		2,800	--
Dennis E. Rose, Jr.	14,434	(f)	12,400	--
All current directors and executive officers as a group (18 persons)	375,380	(g)	83,200	4.67%

(a)	If no percent is provided, the number of shares is less than 1% of the total outstanding shares of Common Stock.

(b)	Shares owned by the ESOP which have been allocated to persons listed in this table are also included in those persons’ holdings: Mr. Rohrs – 5,003 shares, Mr. Small – 18,625 shares, Mr. Allen – 5,486 shares, Mr. Rose – 5,335 shares, Mr. Hileman - 1 share and all directors and executive officers as a group – 57,383 shares.

(c)	Based on Schedule 13G filed with the SEC on February 9, 2012, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, possesses sole voting power over 715,032 shares of Common Stock and sole dispositive power over 715,032 shares of Common Stock.

(d)	Based on Schedule 13G/A filed with the SEC on February 14, 2012, Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746 (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses sole voting power over 685,939 shares of Common Stock and sole dispositive power over 700,059 shares of Common Stock. All shares reported are owned by the funds for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

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(e)	Based on Schedule 13G filed with the SEC on February 14, 2012, Wellington Management Company, LLP, 280 Congress Street, Boston, Massachusetts 02210 (“Wellington”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses shared voting power over 565,600 shares of Common Stock and shared dispositive power over 565,600 shares of Common Stock. All shares reported are owned by clients for which Wellington serves as investment advisor, which clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(e)	Includes shares of Common Stock in which beneficial owners share voting and/or investment power as follows: 10,125 held jointly by Mr. Boomer and his spouse; 5,710 shares held jointly by Dr. Burgei and his spouse; 775 shares which Ms. Mitzel owns jointly with her spouse; 309 shares and 53,240 shares which Mr. Small owns jointly with his children and spouse respectively; 1,721 shares held by Mr. Voigt’s spouse; and 3,419 shares and 390 shares owned by Mr. Rose’s spouse and father, respectively.

(f)	Includes the following shares pledged as collateral on a loan: Mr. Allen – 12,700.

RELATED PERSON TRANSACTIONS

All directors and executive officers have commercial, consumer or mortgage banking relationships with First Federal and a number have insurance relationships through First Insurance and Investments. All loans or deposits made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans or deposits with persons not related to First Federal; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

First Federal has a policy that covers all loans to directors and executive officers. In accordance with that policy, any loan request for directors or executive officers that, when aggregated with other extensions of credit from First Federal, exceeds $500,000, requires Board of Directors’ prior approval. Loans to executive officers, which when aggregated with existing extensions of credit, are less than $500,000, do not require Board of Directors’ prior approval, but must be reported at the next Board meeting. Loans to directors, which when aggregated with existing extensions of credit are less than $500,000, do not require Board approval and are not required to be reported to the Board at the next Board meeting. However, all loan transactions with related persons are reported to and ratified by the full Board of Directors and the Audit Committee quarterly. First Defiance’s policy is that it will not enter into related person transactions that are outside of normal banking relationships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires First Defiance’s executive officers and directors, and persons who own more than ten percent of First Defiance’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide First Defiance with a copy of such form. Based on First Defiance’s review of the copies of such forms it has received, First Defiance believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2011, except that Mr. Strausbaugh filed one late Form 4 reporting five late transactions; Mr. Vereecke filed one late Form 4 reporting three late transactions; and Ms. Hubbard, Ms. Mitzel, and Messrs. Harris, Rohrs, Small, Mulford, Williams, and Metzger each filed one late Form 4 reporting one transaction.

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PROPOSAL 3

Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for 2012

The Audit Committee has selected Crowe Horwath LLP as the independent registered public accounting firm for First Defiance for the fiscal year ending December 31, 2012. The Board is requesting that the shareholders ratify this selection. If the shareholders do not ratify the selection of Crowe Horwath, the selection of independent auditors may be reconsidered by the Audit Committee. The Audit Committee expects that a representative from Crowe Horwath will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from shareholders.

Your Board Recommends That You Vote FOR ratification.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent auditors for the fiscal year ended December 31, 2011 were the independent registered public accounting firm Crowe Horwath LLP. Crowe Horwath also served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 and has reported on the Company’s consolidated financial statements.

The following table sets forth the aggregate fees that were incurred for audit and non-audit services provided by Crowe Horwath in 2011 and 2010. The table lists audit fees, audit related fees, tax fees and all other fees.

Services Rendered	2011	2010
Audit Fees	$331,000	$330,000
Audit Related Fees	44,000	77,600
Tax Fees	40,455	37,835
Other	2,509	2,429
Total fees paid	$417,964	$447,8640

Audit related fees relate to services for employee benefit plan audits, compliance services and services related to accounting consultations relating to the Company’s mergers and acquisitions activity. The decrease in audit related fees was related to work completed on comfort procedures in 2010. Tax fees consist of fees related to the preparation of tax returns. Other fees relate to a pass through cost for an accounting research tool.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of five directors, all of whom are considered “independent” under NASDAQ listing standards.

The Audit Committee oversees First Defiance’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the

31

Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of First Defiance’s system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

The Committee reviewed with Crowe Horwath its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under their professional standards. The Committee received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Committee concerning independence. In addition, the Committee discussed with Crowe Horwath its independence from management and the Company, including the matters required to be discussed by Statement of Auditing Standards No. 61, and considered the compatibility of non-audit services with the auditors’ independence. The committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held seven meetings during 2011.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Committee and the Board have also approved the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

John Bookmyer, Audit Committee Chair

Stephen L. Boomer

Peter A. Diehl

Jean Hubbard

Samuel S. Strausbaugh

February 20, 2012

OTHER MATTERS

Each proxy confers discretionary authority on the Board of Directors of First Defiance to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by First Defiance. First Defiance will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of First Defiance may solicit proxies personally or by telephone without additional compensation. First Defiance will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who

32

are record holders of Common Stock not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of First Defiance Common Stock entitled to vote at the Annual Meeting. Further, First Defiance has retained The Alliance Advisors, a proxy solicitation firm, to assist in soliciting proxies. The Company anticipates that the costs of The Alliance Advisors services will be approximately $4,000, plus reasonable expenses.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of First Defiance must be received at the main office of First Defiance no later than November 23, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. In addition, if a shareholder intends to present a proposal at the 2013 Annual Meeting of Shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by February 9, 2013, then the proxies designated by the Board of Directors of First Defiance for the 2013 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

Shareholders of First Defiance as of the Voting Record Date for the Annual Meeting are being provided with a copy of First Defiance’s Annual Report to Shareholders and Form 10-K for the year ended December 31, 2011 (“Annual Report”). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, prepared in accordance with generally accepted accounting principles, and the related reports of First Defiance’s independent registered public accounting firm. The Annual Report is not a part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Small, Chairman, President and
Chief Executive Officer

March 23, 2012

Defiance, Ohio

33

INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST DEFIANCE FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2012

2:00 p.m. local time

The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the “Company”) as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 2, 2012 at the Annual Meeting of Shareholders to be held at the Operations Center of its subsidiary, First Federal Bank, located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 26, 2011, at 2:00 p.m., Eastern Time, and any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                         FOLD AND DETACH HERE                         À

FIRST DEFIANCE FINANCIAL CORP. — ANNUAL MEETING, APRIL 24, 2012

YOUR VOTE IS IMPORTANT!

 Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/3874

You can vote in one of three ways:

1.	Call toll free 1-866-804-3336 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/fdef and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3874

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
		FIRST DEFIANCE FINANCIAL CORP.	Annual Meeting of Stockholders
APRIL 26, 2011

			For	With- hold	For All Except			For	Against	Abstain
1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2015.		☐	☐	☐	2.	Resolved, that the Shareholders approve the compensation of First Defiance’s executives named in the Summary Compensation Table of the Company’s 2012 Proxy Statement, as described in the “Compensation Discussion and Analysis”, the compensation tables and the related disclosure contained on pages 14-27 in the Proxy Statement.	☐	☐	☐
	Nominees for a three-year term expiring in 2014:							For	Against	Abstain
	(01) Douglas A. Burgei (02) Samuel S. Strausbaugh					3.	Resolved, that the Shareholders approve the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for 2012.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.						4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
							The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3 listed above.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS SPECIFIED IN PROPOSAL 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, “FOR” THE APPROVAL OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

							Mark here if you plan to attend the meeting			☐
							Mark here for address change and note change			☐

	Please be sure to date and sign this proxy card in the box below.			Date
		Sign above
	When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Mail; or

2.   By Telephone (using a Touch-Tone Phone); or

3.   By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., April 24, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m., April 24, 2012.	3:00 a.m., April 24, 2012 go to
1-888-804-3336	https://www.rtcoproxy.com/fdef

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS :	Access at https://www.rtcoproxy.com/fdef

Your vote is important!